Exhibit 99.1

FOR RELEASE

Unitil Completes Purchase of Bangor Natural Gas Company

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HAMPTON, NH, January 31, 2025: Unitil Corporation (NYSE:UTL) (unitil.com) today announced that it completed the purchase of Bangor Natural Gas Company (“Bangor”), from PHC Utilities, Inc., a subsidiary of Hope Utilities, Inc. The Stock Purchase Agreement (the “Agreement”) between PHC Utilities, Inc. and Unitil was first announced on July 8, 2024. All conditions of the Agreement, including the receipt of approvals from the Maine Public Utilities Commission, were completed as of the closing date.

Bangor Natural Gas Company, which began operations in 1998, brings approximately 8,500 customers, 351 miles of distribution pipelines, and nine miles of transmission pipelines to the Unitil system. With the acquisition, Unitil serves approximately 207,000 customers throughout Maine, New Hampshire, and Massachusetts.

“Bangor is an excellent complement to our existing natural gas distribution operations in Maine, and brings a strong team that is dedicated to delivering safe, clean, reliable, and affordable energy to customers”, said Tom Meissner, Unitil’s Chairman and Chief Executive Officer. “We look forward to providing the high level of service Bangor’s customers expect of us.”

The purchase price was $70.9 million, plus approximately $0.3 million for estimated working capital. Unitil was advised in this transaction by Scotiabank, and by the law firm of Dentons.

About Unitil Corporation

Unitil Corporation provides energy for life by safely and reliably delivering electricity and natural gas in New England. We are committed to the communities we serve and to developing people, business practices, and technologies that lead to the delivery of dependable, more efficient energy. Unitil Corporation is a public utility holding company with operations in Maine, New Hampshire and Massachusetts. Unitil’s operating utilities, including Bangor, serve approximately 109,400 electric customers and 97,600 natural gas customers. For more information about our people, technologies, and community involvement please visit unitil.com.

6 Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com

Exhibit 99.1

Forward Looking Statements

This press release may contain forward-looking statements. All statements, other than statements of historical fact, included in this press release are forward-looking statements. Forward-looking statements include declarations regarding Unitil’s beliefs and current expectations. These forward-looking statements are subject to the inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include the following: Unitil’s regulatory environment (including regulations relating to climate change, greenhouse gas emissions and other environmental matters); fluctuations in the supply of, the demand for, and the prices of, energy commodities and transmission and transportation capacity and Unitil’s ability to recover energy commodity costs in its rates; customers’ preferred energy sources; severe storms and Unitil’s ability to recover storm costs in its rates; general economic conditions; variations in weather; long-term global climate change; unforeseen or changing circumstances, which could adversely affect the reduction of company-wide direct greenhouse gas emissions; Unitil’s ability to retain its existing customers and attract new customers; increased competition; and other risks detailed in Unitil’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date they are made. Unitil undertakes no obligation, and does not intend, to update these forward-looking statements except as required by law.

For more information please contact:

Christopher Goulding – Investor Relations

Phone: 603-773-6466

Email: gouldingc@unitil.com

Alec O’Meara – External Affairs

Phone: 603-773-6404

Email: omeara@unitil.com

6 Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com